Exhibit 10.22

OFFICE LEASE FORM

TERMS AND DEFINITIONS

Date:	January 28, 2008

Landlord:	Santa Clara Land Company, Ltd.

Landlord’s Address:	Weston Centre
112 E. Pecan, Suite 175
San Antonio, Texas 78205

Tenant:	RACKSPACE US, INC.

Tenant’s Address:	9725 Datapoint Drive, Suite 100
San Antonio, Texas 78229

Premises:	Suite 400 attached hereto as Exhibit “A” located in the Weston Centre

Approximate Square Feet:	11,736 Rentable Square feet

Name of Building:	Weston Centre
Street Address/Suite:	112 East Pecan, Suite 175
City, State, Zip:	San Antonio, Texas 78205

Base Rent (monthly):	$18,386.40 ($18.80/RSF)

Term (months):	Sixty (60) days and automatically renewing on a month to month basis, unless notice of termination is given by either party as set forth below.

Commencement Date:	January 1, 2008

Termination Date:	Upon Thirty (30) day’s prior written notice from either party, after the initial sixty (60) day term.

Security Deposit:	$ N/A.

Use:	General Office

Amount of Tenant’s Liability Insurance:

Death/Bodily Injury:	$ 1,000,000.00
Property:	$ 1,000,000.00

OFFICE LEASE FORM

“Rent” means base rent plus any other sums of money due Landlord by Tenant.

“Landlord” means Landlord and its agents, employees, invitees, licensees, or visitors.

“Tenant” means Tenant and its agents, employees, invitees, licensees, or visitors.

“Essential Services” means heating, ventilating, air conditioning, water, and utility connections reasonably necessary for occupancy of the premises for the use stated above.

“Common Areas” means all facilities and areas of the building that are intended and designated by Landlord from time to time for the common, general and nonexclusive use of all tenants of the building. Landlord shall have the exclusive control over and right to manage the common areas.

“Building Operating Hours” means 7:00 a.m. to 7:00 p.m. Monday through Friday, 8:00 a.m. to 2:00 p.m. Saturday except holidays.

“Operating Expenses” means all expenses that Landlord shall reasonably pay in connection with the ownership, operation, and maintenance of the building, except principal and interest on any debt, expenditures classified as capital expenditures for federal income tax purposes, and expenses for which Tenant is required to reimburse Landlord.

LEASE CLAUSES AND COVENANTS

A. Tenant agrees to —

1. Lease the premises for the entire term beginning on the commencement date and ending on the termination date.

2. Accept the premises in their present condition “as is,” the premises being currently suitable for Tenant’s intended use.

3. Obey all laws, ordinances, orders, and rules and regulations applicable to Tenant’s use, and occupancy of the premises, including the rules and regulations of the building, and parking facility, if any, adopted by Landlord.

4. Pay monthly, in advance, on the first day of each calendar month, commencing February 28, 2008, the base rent to Landlord at Landlord’s address. Tenant shall not be responsible for any operating expenses incurred by Landlord, building common area or other similar charges, all of which are included in and part of the base rental amount payable by Tenant hereunder.

5. Pay, as additional rent, all other sums due by Tenant under this lease.

6. Pay a late charge of five percent (5%) of any rent not received by Landlord by the tenth day (10th) of the calendar month in which it is due.

7. Pay for all utility services used by Tenant in connection with the Premises and not provided by Landlord pursuant to the provisions hereof.

8. Allow Landlord to enter the Premises after giving at least two (2) business hours advance notice, to perform Landlord’s obligations, inspect the premises, and show the premises to prospective purchasers or tenants, consistent with Tenant’s generally applicable security practice. The aforesaid notice shall be waived in any emergency.

Weston Properties

Office Lease

9. Repair, replace, and maintain any non-structural part of the premises that Landlord is not obligated to repair, replace, or maintain pursuant to the terms hereof, normal wear and tear excepted.

10. Repair any damage to the premises or the parking facility, if any, caused by Tenant.

11. Submit in writing to Landlord any request for repairs, replacement, and maintenance that are the obligations of Landlord.

12. Maintain public liability insurance for the premises and the conduct of Tenant’s business, naming Landlord as an additional insured, in the amounts stated in the basic lease terms and definitions.

13. Deliver certificates of insurance to Landlord before the commencement date and thereafter when requested.

14. INDEMNIFY, DEFEND, AND HOLD LANDLORD HARMLESS FROM ANY LOSS, ATTORNEY’S FEES, EXPENSES, OR CLAIMS ARISING OUT OF TENANT’S USE OF THE PREMISES, PROVIDED THE SAME ARE NOT ATTRIBUTABLE TO LANDLORD’S WILLFUL MISCONDUCT, GROSS NEGLIGENCE, OR BREACH OF THE PROVISIONS OF THIS LEASE.

15. Vacate the premises and return all keys to the premises on termination of this lease.

16. On request, execute an Estoppel certificate that states the commencement and termination dates of the lease, identifies any amendments to the lease, describes any rights to extend the lease term or purchase rights, lists defaults by Landlord, and provides any other information reasonably requested.

17. Arrange with Landlord in advance for any heating, air conditioning, or electrical needs in excess of the services currently provided by Landlord and pay for such additional services as billed by Landlord. Notwithstanding the above, Landlord agrees to provide Tenant with up to one hundred (100) hours of after Building Operating Hours heating and air conditioning at no charge. Any additional after hours heating and air conditioning, will be billed at $10.00 per hour.

B. Tenant agrees not to —

1. Use the premises for any purpose other than that stated in the basic lease terms and definitions.

2. (a) Create a nuisance, (b) interfere with any other tenant’s normal business operations or Landlord’s management of the building, (c) permit any waste, or (d) use the premises in any way that is extra hazardous, would increase insurance premiums, or would void insurance on the building.

3. Change Landlord’s lock system.

4. Alter the premises.

5. Allow a lien to be placed on the premises.

6. Assign this lease or sublease any portion of the premises without Landlord’s written consent, which consent shall not be unreasonably withheld.

Weston Properties

Office Lease

C. Landlord agrees to —

1. Lease to Tenant the premises for the entire term beginning on the commencement date and ending on the termination date, subject to the automatic month to month renewals after the expiration of the initial sixty (60) day term.

2. Obey all laws, ordinances, orders, and rules and regulations applicable to the use, condition, and occupancy of the building, and the parking facility, if any.

3. Provide normal utility service connections to the building.

4. Repair, replace, and maintain the (a) roof, (b) foundation, (c) parking facility (if any) and common areas, (d) structural soundness of the exterior walls, doors, corridors, and windows, and (e) other structures or equipment serving the premises.

5. Insure the building and any parking facility against all risks of direct physical loss in an amount equal to at least ninety percent (90%) of the full replacement cost of the same as of the date of the loss and liability; Tenant will have no claim to any proceeds of Landlord’s insurance policy.

6. Provide the following services: (a) air conditioning and heating to the premises reasonable for Tenant’s use (exclusive of air conditioning or heating for electronic data processing or other specialized equipment) during building operating hours and at such other times at such additional cost as Landlord and Tenant may agree on; (b) hot and cold water for lavatory and drinking purposes; (c) janitorial service and periodic window washing; (d) elevator service, if necessary, to provide access to and from the premises; (e) electric current for normal office machines and building’s standard lighting reasonable for Tenant’s use; and building’s standard light fixtures on the premises.

7. INDEMNIFY, DEFEND, AND HOLD HARMLESS TENANT FROM ANY LOSS, ATTORNEY’S FEES, EXPENSES, OR CLAIMS ATTRIBUTABLE TO LANDLORD’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BREACH OF THE PROVISIONS OF THIS LEASE.

D. Landlord agrees not to —

1. Interfere with Tenant’s possession of the premises as long as Tenant is not in default.

2. Unreasonably withhold consent to a proposed assignment or sublease.

E. Landlord and Tenant agree to the following:

1. Alterations: Any physical additions or improvements to the premises made by Tenant will become the property of Landlord. Landlord may require that Tenant, at termination of this lease and at Tenant’s expense, remove any physical additions and improvements, repair any alterations, and restore the Premises reasonably to the condition existing at the commencement date, normal wear excepted.

2. Abatement: Tenant’s covenant to pay rent and Landlord’s covenants are independent of each other. Except as otherwise provided, Tenant shall not be entitled to abate rent for any reason.

Weston Properties

Office Lease

3. Release of Claims/Subrogation: Landlord and Tenant release each other from any claim, by subrogation or otherwise, for any damage to the premises, the building, the parking facility, if any, or personal property within the building, by reason of fire or the elements, regardless of cause, including negligence of Landlord or Tenant. This release applies only to the extent that it is permitted by law, the damage is covered by insurance proceeds, and the release does not adversely affect any insurance coverage.

4. Notice to Insurance Companies: Landlord and Tenant will notify the issuing insurance companies of the release set forth in the preceding paragraph and will have the insurance policies endorsed, if necessary, to prevent invalidation of the insurance coverage.

5. Casualty/Total or Partial Destruction: (a) If the premises are damaged by casualty and can be restored within ninety (90) days, Landlord will, at its expense, restore the premises to substantially the same condition as they existed before the casualty. If Landlord fails to complete restoration within ninety (90) days from the date of written notification by Tenant to Landlord of the casualty, Tenant may terminate this lease by written notice to Landlord. (b) If the premises cannot be restored within ninety (90) days, Landlord has an option to restore or not to restore the premises. If Landlord chooses not to restore, this lease will terminate. If Landlord chooses to restore, it will notify Tenant of the estimated time to restore and give Tenant an option to terminate this lease by notifying Landlord within ten (10) days. If Tenant does not terminate this lease, it shall continue and Landlord shall restore the premises as provided in (a) above. (c) To the extent the premises are untenantable after the casualty and the damage was not caused by Tenant, the rent will be adjusted as may be fair and reasonable.

6. Condemnation/Substantial or Partial Taking: (a) If the premises cannot be used for the purposes contemplated by this lease because of condemnation or purchase in lieu of condemnation, this lease will terminate. (b) If there is a condemnation or purchase in lieu of condemnation and this lease is not terminated, Landlord will, at Landlord’s expense, restore the premises, and the rent payable during the unexpired portion of the term will be adjusted as may be fair and reasonable. (c) Tenant will have no claim to the condemnation award or proceeds in lieu of condemnation.

7. Uniform Commercial Code: Subject to the provisions of section 22., Tenant grants Landlord a security interest in Tenant’s personal property now or subsequently located on the premises. This lease is a security agreement under the Uniform Commercial Code. Landlord may file a copy of this lease as a financing statement.

8. Default by Landlord/Events: Defaults by Landlord are (a) failing to comply with any provision of this lease within ten (10) days after written notice or (b) failing to provide essential services to Tenant within five (5) days after written notice.

9. Default by Landlord/Tenant’s Remedies: Tenant’s remedies for Landlord’s default are to (a) sue for damages, and (b) if Landlord does not provide an essential service for ten (10) days after default, terminate this lease.

10. Default by Tenant/Events: Defaults by Tenant are (a) failing to pay timely rent, after Tenant has been given written notice of such default and has not paid the same within 5 days of such notice, (b) abandoning or vacating a substantial portion or the premises, or (c) failing to comply within ten (10) days after written notice with any provision of this lease other than the defaults set forth in (a) and (b) above.

11. Default by Tenant/Landlord’s Remedies: Landlord’s remedies for Tenant’s default are to (a) enter and take possession of the premises, after which Landlord may relet the premises on behalf of Tenant and

Weston Properties

Office Lease

receive the rent directly by reason of the reletting, and Tenant agrees to reimburse Landlord for any expenditures made in order to relet; (b) enter the premises and perform Tenant’s obligations; or (c) terminate this lease by written notice and sue for damages. After the occurrence of a Tenant default, upon the giving of one (1) business day’s advance written notice, Landlord may enter and take possession of the premises by self-help, by picking or changing locks if necessary, and may lock out Tenant or any other person who may be occupying the premises, until the default is cured, without being liable for damages.

12. Default/Waiver/Mitigation: It is not a waiver of default if the nondefaulting party fails to declare immediately a default or delays in taking any action. Pursuit of any remedies set forth in this lease does not preclude pursuit of other remedies in this lease or provided by law. Landlord and Tenant have a duty to mitigate damages.

13. Holdover: If Tenant does not vacate the premises following termination of this lease, Tenant shall be a tenant at will and shall vacate the premises on receipt of notice from Landlord. No holding over by Tenant, whether with or without the consent of Landlord, will extend the term.

14. Alternative Dispute Resolution: Landlord and Tenant shall submit in good faith to mediation before filing a suit for damages.

15. Attorney’s Fees: If either party retains an attorney to enforce this lease, the prevailing party is entitled to recover reasonable attorney’s fees.

16. Venue: Venue is in the county in which the premises are located.

17. Entire Agreement: This lease, together with the attached exhibits and riders, is the entire agreement of the parties, and there are no oral representations, warranties, agreements, or promises pertaining to this lease or to the expressly mentioned exhibits and riders not incorporated in writing in this lease.

18. Amendment of Lease: This lease may be amended only by an instrument in writing signed by Landlord and Tenant.

19. Limitations of Warranties: There are no implied warranties of merchantability, of fitness for a particular purpose, or of any other kind arising out of this lease, and there are no warranties that extend beyond those expressly stated in this lease.

20. Notices: Any notice required by this lease shall be deemed to be delivered (whether or not actually received) three (3) days after the same is deposited with the United Stated Postal Service, postage prepaid, certified mail, return receipt requested, or upon receipt of a hand delivery, in either case, addressed to Landlord or Tenant at their addresses.

21. Abandoned Property: Landlord may retain, destroy, or dispose of any property left on the premises after the end of the term.

22. Intellectual Property: Notwithstanding anything herein to the contrary in this lease, under no circumstances shall Landlord ever acquire or assert any lien, interest or rights in or to any of Tenant’s or Tenant’s customers’ intellectual property or in any equipment or facility where such intellectual property may be stored or accessed, electronically or in hard copy.

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Office Lease

23. Mutual Limitations of Liability: In no event shall Landlord or Tenant be liable for any indirect, special or consequential damages in connection with or arising out of its performance or failure to perform pursuant to this Agreement.

DATED AS OF THE DATE FIRST ABOVE WRITTEN.

LANDLORD:
TENANT:
WESTON PROPERTIES, LC
As Agent for
SANTA CLARA LAND COMPANY, LTD.		RACKSPACE US, INC.

BY:	/s/ Mona Ghawi	BY:	/s/ Alan Schoenbaum
	Mona Ghawi,	NAME:	Alan Schoenbaum
	Vice President	TITLE:	Senior Vice President & General Counsel

Exhibit “A”

Weston Properties

Office Lease

# WESTON CENTRE

## LEVEL 4

OCCUPIED AREA
11,736 R.S.F.

I N S I T E
Architects
Inc.